Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations
Elisabeth Heiss, Manager, Investor Relations
(617) 219-1440

Government Properties Income Trust Announces 2011 Fourth Quarter and Year End Results

Newton, MA (February 22, 2012): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter and year ended December 31, 2011.

Results for the Quarter Ended December 31, 2011:

Normalized funds from operations, or Normalized FFO, for the quarter ended December 31, 2011 were $26.1 million, or $0.56 per share, compared to Normalized FFO of $19.2 million, or $0.47 per share, for the quarter ended December 31, 2010.

Net income for the quarter ended December 31, 2011 was $13.2 million, or $0.28 per share, compared to $6.5 million, or $0.16 per share, for the quarter ended December 31, 2010.  Net income for the quarter ended December 31, 2010 included a $3.8 million, or $0.09 per share, loss on extinguishment of debt.

GOV’s weighted average number of common shares outstanding was 47,051,650 and 40,500,800 for the quarters ended December 31, 2011 and 2010, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended December 31, 2011 and 2010 appears later in this press release.

Results for the Year Ended December 31, 2011:

Normalized FFO for the year ended December 31, 2011 were $89.6 million, or $2.07 per share, compared to $61.6 million, or $1.79 per share, for the year ended December 31, 2010.

Net income for the year ended December 31, 2011 was $46.0 million, or $1.06 per share, compared to $27.8 million, or $0.81 per share, for the year ended December 31, 2010.  Net income for the year ended December 31, 2010 included a $3.8 million, or $0.11 per share, loss on extinguishment of debt.

GOV’s weighted average number of common shares outstanding was 43,368,364 and 34,340,677 for the years ended December 31, 2011 and 2010, respectively.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the years ended December 31, 2011 and 2010 appears later in this press release.

Recent Investment Activities:

Since October 1, 2011, GOV has acquired four properties for an aggregate purchase price of $115.9 million, including the assumption of $49.4 million of mortgage debt and excluding acquisition costs, as follows:

•                  In October 2011, GOV acquired three previously disclosed office properties located in Indianapolis, IN with 433,927 rentable square feet.  These properties are 94% leased to 15 tenants, of which 56% is leased to the U.S. Government and occupied by the U.S. Customs and Border Protection Agency.  The purchase price was $85 million, including the assumption of $49.4 of mortgage debt and excluding acquisition costs.

•                  In December 2011, GOV acquired a previously disclosed office property located in Salem, OR with 233,358 rentable square feet.  This property is 84% leased to five tenants, of which 70% is leased to the State of Oregon and occupied by the Oregon Department of Human Services, the Oregon Department of Justice and the Oregon Employment Department.  The purchase price was $30.9 million, excluding acquisition costs.

Recent Financing Activities:

•                  In October 2011, GOV amended its unsecured revolving credit facility to among other things, increase maximum borrowings under the facility from $500 million to $550 million, reduce the interest paid on drawings under the facility from LIBOR plus 210 basis points to LIBOR plus 150 basis points, each subject to adjustment based on changes to GOV’s senior unsecured debt ratings, and extend the stated maturity date of the facility from October 28, 2013 to October 19, 2015.  Subject to certain conditions and the payment of a fee, GOV has the option to further extend the stated maturity date by one year to October 19, 2016.

•                  In January 2012, GOV entered into a five year $350 million unsecured term loan.  The loan matures on January 11, 2017, and is prepayable without penalty at any time.  The term loan bears interest at LIBOR plus 175 basis points, subject to adjustment based on changes to GOV’s senior unsecured debt ratings.  GOV used the net proceeds of the term loan to repay amounts outstanding under its revolving credit facility and expects to use the balance to fund general business activities, including possible future acquisitions.

Conference Call:

On Wednesday, February 22, 2012, at 1:00 p.m. Eastern Standard Time, David Blackman, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the fourth quarter 2011 results.

The conference call telephone number is (877) 209-9920.  Participants calling from outside the United States and Canada should dial (612) 332-0802.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Standard Time on February 29, 2012.  To hear the replay, dial (320) 365-3844.  The replay pass code is 227516.

A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, which is located at www.govreit.com.  Participants wanting to access the webcast should visit GOV’s website about five minutes before the call.  The archived webcast will be available for replay on GOV’s website for about one week after the call.  The recording and retransmission in any way of GOV’s fourth quarter conference call is strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Fourth Quarter 2011 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

Government Properties Income Trust is a real estate investment trust, or REIT, which owns properties located throughout the United States which are majority leased to the U.S. Government and other government tenants.  As of December 31, 2011, GOV owned 71 properties with 9.0 million rentable square feet.  GOV is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of our operating results and financial condition.

GOVERNMENT PROPERTIES INCOME TRUST

CONSOLIDATED STATEMENTS OF INCOME, FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Rental income	$51,726	$36,908	$178,950	$117,219

Expenses
Real estate taxes	5,398	3,553	19,345	12,177
Utility expenses	3,894	2,818	15,316	9,064
Other operating expenses	9,710	7,000	31,784	19,937
Depreciation and amortization	12,227	7,637	40,089	24,239
Acquisition related costs	658	1,208	3,504	5,750
General and administrative	3,243	2,146	10,898	7,061
Total expenses	35,130	24,362	120,936	78,228

Operating income	16,596	12,546	58,014	38,991

Interest and other income	15	23	104	103
Interest expense (including net amortization of debt premiums and deferred financing fees of $258, $492, $1,045 and $2,283, respectively)	(3,282)	(2,169)	(12,057)	(7,351)
Loss on extinguishment of debt	—	(3,786)	—	(3,786)
Equity in earnings (losses) of an investee	28	16	139	(1)

Income before income tax expense	13,357	6,630	46,200	27,956

Income tax expense	(109)	(90)	(203)	(161)
Net income	$13,248	$6,540	$45,997	$27,795

Calculation of Funds from Operations (FFO) and Normalized FFO(1)
Net income	$13,248	$6,540	$45,997	$27,795
Plus: depreciation and amortization	12,227	7,637	40,089	24,239
FFO	25,475	14,177	86,086	52,034
Plus: acquisition related costs	658	1,208	3,504	5,750
Plus: loss on early extinguishment of debt	—	3,786	—	3,786
Normalized FFO	$26,133	$19,171	$89,590	$61,570

Weighted average common shares outstanding	47,052	40,501	43,368	34,341

Per common share
Net income	$0.28	$0.16	$1.06	$0.81
FFO	$0.54	$0.35	$1.99	$1.52
Normalized FFO	$0.56	$0.47	$2.07	$1.79

(1)  We calculate Funds from Operations, or FFO, and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude acquisition related costs and loss on extinguishment of debt, if any.  We consider FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of operating performances between periods.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders.  Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility, the availability of debt and equity capital to us and our expectation of our future capital requirements and operating performance.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income or cash flow from operating activities, determined in accordance with GAAP or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  We believe that FFO and Normalized FFO may facilitate an understanding of our consolidated historical operating results.  These measures should be considered in conjunction with net income and cash flow from operating activities as presented in our Consolidated Statements of Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

GOVERNMENT PROPERTIES INCOME TRUST

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(unaudited)

	December 31, 2011	December 31, 2010
ASSETS

Real estate properties:
Land	$224,674	$143,774
Buildings and improvements	1,129,994	833,719
	1,354,668	977,493
Accumulated depreciation	(156,618)	(131,046)
	1,198,050	846,447

Acquired real estate leases, net	117,596	60,097
Cash and cash equivalents	3,272	2,437
Restricted cash	1,736	1,548
Rents receivable, net	29,000	19,200
Deferred leasing costs, net	3,074	1,002
Deferred financing costs, net	5,550	3,935
Other assets, net	10,297	16,622
Total assets	$1,368,575	$951,288

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$345,500	$118,000
Mortgage notes payable	95,383	46,428
Accounts payable and accrued expenses	20,691	14,436
Due to related persons	4,071	1,348
Assumed real estate lease obligations, net	11,262	13,679
	476,907	193,891
Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value:
70,000,000 shares authorized, 47,051,650 and 40,500,800 shares issued and outstanding, respectively	471	405
Additional paid in capital	935,438	776,913
Cumulative net income	87,333	41,336
Cumulative other comprehensive income	77	2
Cumulative common distributions	(131,651)	(61,259)
Total shareholders’ equity	891,668	757,397
Total liabilities and shareholders’ equity	$1,368,575	$951,288

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING SOME THAT ARE BEYOND OUR CONTROL.  FOR EXAMPLE:

•                  THIS PRESS RELEASE DISCUSSES THE INTEREST TO BE PAID ON DRAWINGS UNDER OUR REVOLVING CREDIT FACILITY AND AMOUNTS OUTSTANDING ON OUR TERM LOAN.  HOWEVER, ACTUAL ANNUAL COSTS UNDER THE REVOLVING CREDIT FACILITY AND THE TERM LOAN WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH THE REVOLVING CREDIT FACILITY AND THE TERM LOAN.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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